EXHIBIT (32)

                          Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the "Company") certifies to his knowledge that:

     (1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.




/S/CLAYTON C. DALEY, JR.
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(Clayton C. Daley, Jr.)
Chief Financial Officer

October 28, 2004
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Date


A signed original of this written statement required by Section 906 has been provided to The Procter & Gamble Company and will be retained by The Procter & Gamble Company and furnished to the Securities and Exchange Commission or its staff upon request.